PROSPECTUS Dated August 26, 2003                   Pricing Supplement No. 60 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                                        Dated May 21, 2004
                                                                 Rule 424(b)(3)


                                  $19,102,500
                                 MORGAN STANLEY
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                           ------------------------
                          10% SPARQS due June 15, 2005
                          Mandatorily Exchangeable for
             Shares of Common Stock of JETBLUE AIRWAYS CORPORATION
     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 10% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of JetBlue Airways common stock, subject to our right to call the SPARQS for cash at any time beginning November 30, 2004.

o The principal amount and issue price of each SPARQS is $14.15, which is equal to one-half of the NASDAQ official closing price of JetBlue Airways common stock on May 21, 2004, the day we offered the SPARQS for initial sale to the public.

o We will pay 10% interest (equivalent to $1.415 per year) on the $14.15 principal amount of each SPARQS. Interest will be paid quarterly, beginning September 15, 2004.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one-half of one share of JetBlue Airways common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to JetBlue Airways. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of JetBlue Airways common stock.

o Beginning November 30, 2004, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 34% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in JetBlue Airways common stock. You will not have the right to exchange your SPARQS for JetBlue Airways common stock prior to maturity.

o JetBlue Airways Corporation is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o The SPARQS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the SPARQS is "JTM."

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                          --------------------------

                            PRICE $14.15 PER SPARQS

                          --------------------------


                                    Price to          Agent's        Proceeds to
                                    Public(1)      Commissions(2)     Company(1)
                                   -----------     --------------    -----------
Per SPARQS.....................       $14.15           $.23             $13.92
Total..........................    $19,102,500       $310,500        $18,792,000

----------------
(1)  Plus accrued interest, if any, from the original issue date.

(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

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                                     PS-2

                         SUMMARY OF PRICING SUPPLEMENT


     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the common stock of JetBlue Airways Corporation, which we refer to as JetBlue Airways Stock, subject to our right to call the SPARQS for cash at any time on or after November 30, 2004.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $14.15           We, Morgan Stanley, are offering 10% Stock
                                   Participation Accreting Redemption
                                   Quarterly-pay Securities(SM) due June 15,
                                   2005, Mandatorily Exchangeable for Shares of
                                   Common Stock of JetBlue Airways Corporation, which we refer to as the SPARQS. The principal amount and issue price of each SPARQS is $14.15, which is equal to one-half of the NASDAQ official closing price of JetBlue Airways Stock on May 21, 2004, the day we offered the SPARQS for initial sale to the public.

                                   The original issue price of the SPARQS
                                   includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of            Unlike ordinary debt securities, the SPARQS
principal                          do not guarantee any return of principal at
                                   maturity. Instead the SPARQS will pay an amount of JetBlue Airways Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash. Investing in SPARQS is not equivalent to investing in JetBlue
                                   Airways Stock. If at maturity (including upon an acceleration of the SPARQS) the NASDAQ official closing price of JetBlue
                                   Airways Stock has declined from the NASDAQ official closing price on May 21, 2004, the day we offered the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

10% interest on the principal      We will pay interest on the SPARQS, at the
amount                             rate of 10% of the principal amount per
                                   year, quarterly on September 15, 2004,
                                   December 15, 2004, March 15, 2005 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on JetBlue Airways Stock.

Payout at maturity                 If we have not called the SPARQS and the
                                   maturity of the SPARQS has not accelerated, we will deliver to you at the scheduled maturity date a number of shares of JetBlue
                                   Airways Stock equal to the exchange ratio for each $14.15 principal amount of SPARQS you hold. The initial exchange ratio is one-half of one share of JetBlue Airways
                                   Stock per SPARQS, subject to adjustment for certain corporate events relating to JetBlue Airways
                                   Corporation, which we refer to as JetBlue
                                   Airways. You do not have the right to
                                   exchange your SPARQS for JetBlue Airways
                                   Stock prior to maturity.

                                   You can review the historical prices of
                                   JetBlue Airways Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                   If June 5, 2005, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the SPARQS may      The return investors realize on the SPARQS
be limited by our call right       may be limited by our call right. We have
                                   the right to call all of the SPARQS at any time beginning November 30, 2004, including at maturity, for the cash call price, which will be calculated based on the call date.
                                   The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 34% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date.

                                   You should not expect to obtain a total
                                   yield (including interest payments) of more than 34% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not JetBlue Airways Stock or an amount based upon the closing price of JetBlue Airways Stock.

                                   The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at the yield to call rate of 34% per annum, equals the issue price of the SPARQS.

                                   If we call the SPARQS, we will do the
                                   following:

                                   o    send a notice announcing that we have
                                        decided to call the SPARQS;

                                   o    specify in the notice a call date when
                                        you will receive payment in exchange
                                        for delivering your SPARQS to the
                                        trustee; that call date will not be
                                        less than 10 nor more than 30 days
                                        after the date of the notice; and

                                   o    specify in the notice the cash call
                                        price that we will pay to you in
                                        exchange for each SPARQS.

                                   If we were to call the SPARQS on November
                                   30, 2004, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the

                                   SPARQS, including interest paid from the date of issuance through the call date, would be $16.3800 per SPARQS. If we were to call the SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $19.0389 per SPARQS.

The yield to call on the           The yield to call on the SPARQS is 34%,
SPARQS is 34%                      which means that the annualized rate of
                                   return that you will receive on the issue price of the SPARQS if we call the SPARQS will be 34%. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 34% per annum.

The maturity date of the           The maturity date of the SPARQS will be
SPARQS may be accelerated          accelerated upon the occurrence of either of
                                   the following events:

                                   o    a price event, which will occur if the
                                        NASDAQ official closing price of
                                        JetBlue Airways Stock on any two
                                        consecutive trading days is less than
                                        $2.00 (subject to adjustment for
                                        certain corporate events related to
                                        JetBlue Airways); and

                                   o    an event of default, which will occur
                                        if there is an event of default with
                                        respect to the SPARQS.

                                   The amount payable to you will differ
                                   depending on the reason for the
                                   acceleration.

                                   o    If there is a price event, we will owe
                                        you (i) a number of shares of JetBlue
                                        Airways Stock at the then current
                                        exchange ratio and (ii) accrued but
                                        unpaid interest to but excluding the
                                        date of acceleration plus an amount of
                                        cash determined by the Calculation
                                        Agent equal to the sum of the present
                                        values of the remaining scheduled
                                        payments of interest on the SPARQS
                                        (excluding such accrued but unpaid
                                        interest) discounted to the date of
                                        acceleration, as described in the
                                        section of this pricing supplement
                                        called "Description of SPARQS--Price
                                        Event Acceleration."

                                   o    If there is an event of default and if
                                        we have not already called the SPARQS
                                        in accordance with our call right, we
                                        will owe you (i) the lesser of (a) the
                                        product of (x) the closing price of
                                        JetBlue Airways Stock, as of the date
                                        of such acceleration and (y) the then
                                        current exchange ratio and (b) the call
                                        price calculated as though the date of
                                        acceleration were the call date (but in
                                        no event less than the call price for
                                        the first call date) and (ii) accrued
                                        but unpaid interest to but excluding
                                        the date of acceleration.

                                        o    If we have already called the
                                             SPARQS in accordance with our
                                             call right, we will owe you (i)
                                             the call price and (ii) accrued
                                             but unpaid interest to the date
                                             of acceleration.

                                   The amount payable to you if the maturity of the SPARQS is accelerated may be substantially less than the $14.15 principal amount of the SPARQS.

The SPARQS may become              Following certain corporate events relating
exchangeable into the common       to JetBlue Airways Stock, such as a
stock of companies other           stock-for-stock merger where JetBlue Airways
than JetBlue Airways               is not the surviving entity, you will receive
                                   at maturity the common stock of a successor corporation to JetBlue Airways. Following certain other corporate events relating to JetBlue Airways Stock, such as a merger event where holders of JetBlue Airways Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to JetBlue Airways
                                   Stock, you will receive at maturity the
                                   common stock of three companies in the same industry group as JetBlue Airways in lieu of, or in addition to, JetBlue Airways
                                   Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution
                                   Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the               We have appointed our affiliate, Morgan
calculation agent                  Stanley & Co. Incorporated, which we refer to
                                   as MS & Co., to act as calculation agent for JPMorgan Chase Bank (formerly known as The
                                   Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                                   will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting JetBlue Airways
                                   Stock and determine the appropriate
                                   underlying security or securities to be
                                   delivered at maturity in the event of certain reorganization events relating to JetBlue
                                   Airways Stock that we describe in the section of this pricing supplement called
                                   "Description of SPARQS--Antidilution
                                   Adjustments."

No affiliation with JetBlue        JetBlue Airways is not an affiliate of ours
Airways                            and is not involved with this offering in any
                                   way. The obligations represented by the
                                   SPARQS are obligations of Morgan Stanley and not of JetBlue Airways.

Where you can find more            The SPARQS are senior notes issued as part of
information on the SPARQS          our Series C medium-term note program. You
                                   can find a general description of our Series
                                   C medium-term note program in the
                                   accompanying prospectus supplement dated
                                   August 26, 2003. We describe the basic
                                   features of this type of note in the sections called "Description of Notes--Fixed Rate
                                   Notes" and "--Exchangeable Notes."

                                   For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                    Please contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of JetBlue Airways Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary senior     The SPARQS combine features of equity and
notes--no guaranteed return        debt. The terms of the SPARQS differ from
of principal                       those of ordinary debt securities in that we
                                   will not pay you a fixed amount at maturity.
                                   Our payout to you at the scheduled maturity date will be a number of shares of JetBlue
                                   Airways Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the NASDAQ official closing price of JetBlue Airways Stock at maturity (including upon an acceleration of the SPARQS) is less than the NASDAQ official closing price on May 21, 2004, the day we offered the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of JetBlue Airways
                                   Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation potential is     The appreciation potential of the SPARQS is
limited by our call right          limited by our call right. The $14.15 issue
                                   price of one SPARQS is equal to one-half of the NASDAQ official closing price of one share of JetBlue Airways Stock on May 21,
                                   2004, the day we offered the SPARQS for
                                   initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of SPARQS--Call Price" below and not JetBlue
                                   Airways Stock or an amount based upon the NASDAQ official closing price of JetBlue
                                   Airways Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 34% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. We may call the SPARQS at any time on or after November 30, 2004, including on the maturity date. You should not expect to obtain a total yield
                                   (including interest payments) of more than 34% per annum on the issue price of the SPARQS to the call date.

Secondary trading                  There may be little or no secondary market
may be limited                     for the SPARQS. Although the SPARQS have been
                                   approved for listing on the American Stock
                                   Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the SPARQS will trade in the secondary market.
                                   Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                                   currently intends to act as a market maker for the SPARQS but is not required to do so.
                                   If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed.

Market price of the SPARQS         Several factors, many of which are beyond our
will be influenced by many         control, will influence the value of the
unpredictable factors              SPARQS. We expect that generally the trading
                                   price of JetBlue Airways Stock on any day will affect the value of the SPARQS more than any other single factor. However, because we have the right to call the SPARQS at any time beginning November 30, 2004 for a call price that is not linked to the closing price of JetBlue Airways Stock, the SPARQS may trade differently from JetBlue Airways Stock. Other factors that may influence the value of the SPARQS include:

                                   o    the volatility (frequency and magnitude
                                        of changes in price) of JetBlue Airways
                                        Stock

                                   o    geopolitical conditions and economic,
                                        financial, political, regulatory or
                                        judicial events that affect stock
                                        markets generally and that may affect
                                        the trading price of JetBlue Airways
                                        Stock

                                   o    interest and yield rates in the market

                                   o the time remaining until we can call the SPARQS and until the SPARQS mature

                                   o    the dividend rate on JetBlue Airways
                                        Stock

                                   o    our creditworthiness

                                   o    the occurrence of certain events
                                        affecting JetBlue Airways that may or
                                        may not require an adjustment to the
                                        exchange ratio

                                   Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of JetBlue Airways Stock is at, below, or not sufficiently above the initial closing price.

                                   You cannot predict the future performance of JetBlue Airways Stock based on its historical performance. The price of JetBlue Airways Stock may decrease so that you will receive at maturity an amount of JetBlue Airways Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of JetBlue Airways Stock will increase so that you will receive at maturity an amount of JetBlue Airways Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not JetBlue Airways Stock, and your yield to the call date (including all of the interest paid on the SPARQS) will be 34% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in JetBlue Airways Stock.

The inclusion of commissions       Assuming no change in market conditions or
and projected profit from          any other relevant factors, the price, if
hedging in the original issue      any, at which MS & Co. is willing to purchase
price is likely to adversely       SPARQS in secondary market transactions will
affect secondary market prices     likely be lower than the original issue
                                   price, since the original issue price
                                   included, and secondary market prices are likely to exclude, commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

If the SPARQS accelerate, you      The maturity of the SPARQS will be
may receive an amount worth        accelerated if there is a price event
substantially less than the        acceleration or an event of default
principal amount of the SPARQS     acceleration. The amount payable to you if
                                   the maturity of the SPARQS is accelerated will differ depending on the reason for the acceleration and may be substantially less than the principal amount of the SPARQS. See
                                   "Description of SPARQS--Price Event
                                   Acceleration" and "Description of
                                   SPARQS--Alternate Exchange Calculation in
                                   Case of an Event of Default."

Morgan Stanley is not              JetBlue Airways is not an affiliate of ours
affiliated with JetBlue            and is not involved with this offering in any
Airways                            way. Consequently, we have no ability to
                                   control the actions of JetBlue Airways,
                                   including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. JetBlue
                                   Airways has no
                                   obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to JetBlue Airways.

Morgan Stanley may engage in       We or our affiliates may presently or from
business with or involving         time to time engage in business with JetBlue
JetBlue Airways without regard     Airways without regard to your interests,
to your interests                  including extending loans to, or making
                                   equity investments in, JetBlue Airways or providing advisory services to JetBlue
                                   Airways, such as merger and acquisition
                                   advisory services. In the course of our
                                   business, we or our affiliates may acquire non-public information about JetBlue Airways.
                                   Neither we nor any of our affiliates
                                   undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to JetBlue Airways. These research reports may or may not recommend that investors buy or hold JetBlue Airways Stock.

You have no shareholder rights     Investing in the SPARQS is not equivalent to
                                   investing in JetBlue Airways Stock. As an investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to JetBlue Airways Stock. In addition, you do not have the right to exchange your SPARQS for JetBlue Airways
                                   Stock prior to maturity.

The SPARQS may become              Following certain corporate events relating
exchangeable into the common       to JetBlue Airways Stock, such as a merger
stock of companies other           event where holders of JetBlue Airways Stock
than JetBlue Airways               would receive all or a substantial portion of
                                   their consideration in cash or a significant cash dividend or distribution of property with respect to JetBlue Airways Stock, you will receive at maturity the common stock of three companies in the same industry group as JetBlue Airways in lieu of, or in addition to, JetBlue Airways Stock. Following certain other corporate events, such as a stock-for-stock merger where JetBlue Airways is not the surviving entity, you will receive at maturity the common stock of a successor corporation to JetBlue Airways. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                   "Description of SPARQS--Antidilution
                                   Adjustments." The occurrence of such
                                   corporate events and the consequent
                                   adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution adjustments       MS & Co., as calculation agent, will adjust
the calculation agent is           the amount payable at maturity for certain
required to make do not            events affecting JetBlue Airways Stock, such
cover every corporate event        as stock splits and stock dividends, and
that could affect JetBlue          certain other corporate actions involving
Airways Stock                      JetBlue Airways, such as mergers. However,
                                   the calculation agent will not make an
                                   adjustment for every corporate event that could affect JetBlue Airways Stock. For example, the calculation agent is not required to make any adjustments if JetBlue
                                   Airways or anyone else makes a partial tender or partial exchange offer for JetBlue Airways
                                   Stock. If an event occurs that does not
                                   require the calculation agent to adjust the amount of JetBlue Airways Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of the      The economic interests of the calculation
calculation agent and other of     agent and other of our affiliates are
our affiliates are potentially     potentially adverse to your interests as an
adverse to your interests          investor in the SPARQS.

                                   As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called "Description of SPARQS--Antidilution Adjustments" and
                                   "--Price Event Acceleration."

                                   The original issue price of the SPARQS
                                   includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity       MS & Co. and other affiliates of ours have
by the calculation agent and       carried out, and will continue to carry out,
its affiliates could               hedging activities related to the SPARQS,
potentially affect the value       including trading in JetBlue Airways Stock as
of the SPARQS                      well as in other instruments related to
                                   JetBlue Airways Stock. MS & Co. and some of our other subsidiaries also trade JetBlue
                                   Airways Stock and other financial instruments related to JetBlue Airways Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of JetBlue Airways Stock and, accordingly, potentially have increased the issue price of the SPARQS and, therefore, the price at which JetBlue Airways Stock must close before you would receive at maturity an amount of JetBlue Airways Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of JetBlue
                                   Airways Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the JetBlue Airways Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the characterization       You should also consider the U.S. federal
of the SPARQS for U.S. federal     income tax consequences of investing in the
income tax purposes is             SPARQS. There is no direct legal authority as
uncertain, the material U.S.       to the proper tax treatment of the SPARQS,
federal income tax                 and consequently our special tax counsel is
consequences of an investment      unable to render an opinion as to their
in the SPARQS are uncertain        proper characterization for U.S. federal
                                   income tax purposes. Therefore, significant aspects of the tax treatment of the SPARQS are uncertain. Pursuant to the terms of the SPARQS, you have agreed with us to treat a SPARQS as an investment unit consisting of
                                   (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called
                                   "Description of SPARQS--United States Federal
                                   Income Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase JetBlue Airways
                                   Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for JetBlue Airways Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                   SPARQS--United States Federal Income
                                   Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the SPARQS.

                             DESCRIPTION OF SPARQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each $14.15 principal amount of our 10% SPARQS due June 15, 2005, Mandatorily Exchangeable for Shares of Common Stock of JetBlue Airways Corporation. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount......   $19,102,500

Maturity Date...................   June 15, 2005, subject to acceleration as
                                   described below in "--Price Event
                                   Acceleration" and "--Alternate Exchange
                                   Calculation in Case of an Event of Default" and subject to extension if the Final Call
                                   Notice Date is postponed in accordance with the following paragraph.

                                   If the Final Call Notice Date is postponed because it is not a Trading Day or due to a Market Disruption Event or otherwise and we elect to call the SPARQS, the scheduled Maturity Date will be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "--Final Call Notice Date."

Interest Rate...................   10% per annum (equivalent to $1.415 per annum
                                   per SPARQS)

Interest Payment Dates..........   September 15, 2004, December 15, 2004, March
                                   15, 2005 and the Maturity Date.

                                   If the scheduled Maturity Date is postponed due to a Market Disruption Event or otherwise, we will pay interest on the Maturity Date as postponed rather than on June 15, 2005, but no interest will accrue on the SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date.....................   The Record Date for each Interest Payment
                                   Date, including the Interest Payment Date scheduled to occur on the Maturity Date, will be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that we call the SPARQS, no Interest Payment Date will occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment will be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, will be payable to the person to whom the Call Price is payable. The
                                   "ex-interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

Specified Currency..............   U.S. dollars

Issue Price.....................   $14.15 per SPARQS

Original Issue Date (Settlement
Date)...........................   May 28, 2004

CUSIP Number....................   61746S745

Denominations...................   $14.15 and integral multiples thereof

Morgan Stanley Call Right.......   On any scheduled Trading Day on or after
                                   November 30, 2004 or on the Maturity Date
                                   (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a Trading Day), we may call the SPARQS, in whole but not in part, for the Call Price. If we call the SPARQS, the cash
                                   Call Price and any accrued but unpaid
                                   interest on the SPARQS will be delivered to the Trustee for delivery to the Depositary, which we refer to as DTC, as holder of the SPARQS, on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of the SPARQS to the Trustee.
                                   We will, or will cause the Calculation Agent to, deliver such cash to the Trustee for delivery to DTC, as holder of the SPARQS. We expect such amount of cash will be distributed to investors on the Call Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or
                                   Certificated Note" below, and see "The
                                   Depositary" in the accompanying prospectus supplement.

Morgan Stanley Notice Date......   The scheduled Trading Day on which we issue
                                   our notice of mandatory exchange, which must be at least 10 but not more than 30 days prior to the Call Date.

Final Call Notice Date..........   June 5, 2005; provided that if June 5, 2005
                                   is not a Trading Day or if a Market
                                   Disruption Event occurs on such day, the Final Call Notice Date will be the immediately succeeding Trading Day on which no Market Disruption Event occurs.

Call Date.......................   The day specified by us in our notice of
                                   mandatory exchange, on which we will deliver cash to DTC, as holder of the SPARQS, for mandatory exchange, which day may be any scheduled Trading Day on or after November
                                   30, 2004 or the Maturity Date (including the
                                   Maturity Date as it may be extended and
                                   regardless of whether the Maturity Date is a scheduled Trading Day).

Call Price......................   The Call Price with respect to any Call Date
                                   is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date
                                   (i.e., the Call Price and all of the interest payments, including accrued and unpaid interest payable on the Call Date), discounted to the Original Issue Date from the applicable payment date at the Yield to Call rate of 34% per annum computed on the basis of a 360-day year of twelve 30-day months, equals the Issue Price, as determined by the Calculation Agent.

                                   The table of indicative Call Prices set forth below illustrates what the Call Price per SPARQS would be if we were to call the SPARQS on November 30, 2004 (which is the earliest date on which we may call the SPARQS) and on any subsequent scheduled Interest Payment Date through the scheduled Maturity Date:

                                   Call Date                         Call Price
                                   ---------                         ----------
                                   November 30, 2004..............    $ 15.6646
                                   December 15, 2004..............    $ 15.8015
                                   March 15, 2005.................    $ 16.6739
                                   June 15, 2005..................    $ 17.5569

                                   The indicative Call Prices set forth above do not include the accrued but unpaid interest that would also be payable on each SPARQS on the applicable Call Date. We may call the SPARQS on any scheduled Trading Day on or after November 30, 2004 or on the Maturity Date (including the Maturity Date as it may be extended and regardless of whether the Maturity Date is a scheduled Trading Day).

                                   For more information regarding the
                                   determination of the Call Price and examples of how the Call Price is calculated in certain hypothetical scenarios, see Annex A to this pricing supplement.

Yield to Call...................   The Yield to Call on the SPARQS is 34%, which
                                   means that the annualized rate of return that you will receive on the Issue Price of the SPARQS if we call the SPARQS will be 34%. The calculation of the Yield to Call takes into account the Issue Price of the SPARQS, the time to the Call Date, and the amount and timing of interest payments on the SPARQS, as well as the Call Price. If we call the SPARQS on any particular Call Date, the Call Price will be an amount so that the Yield to Call on the SPARQS to but excluding the Call Date will be 34% per annum. See Annex A to this pricing supplement.

Exchange at the Maturity Date...   Unless we have called the SPARQS or their
                                   maturity has accelerated, at the scheduled
                                   Maturity Date, upon delivery of the SPARQS to the Trustee, we will apply the $14.15 principal amount of each SPARQS as payment for, and will deliver, a number of shares of JetBlue Airways Stock at the Exchange Ratio.

                                   We shall, or shall cause the Calculation
                                   Agent to, (i) provide written notice to the Trustee and to DTC, on or prior to 10:30 a.m. on the Trading Day immediately prior to the scheduled Maturity Date of the SPARQS (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), of the amount of JetBlue Airways Stock to be delivered with respect to the $14.15 principal amount of each SPARQS and (ii) deliver such shares of JetBlue Airways Stock (and cash in respect of interest and any fractional shares of JetBlue Airways Stock) to the Trustee for delivery to DTC, as holder of the SPARQS, on the scheduled Maturity Date. We expect such shares and cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

                                   If the maturity of the SPARQS is accelerated because of a Price Event Acceleration (as described under "--Price Event

                                   Acceleration" below) or because of an Event of Default Acceleration (as defined under "--Alternate Exchange Calculation in Case of an Event of Default" below), we shall provide such notice as promptly as possible and in no event later than (i) in the case of an Event of Default Acceleration, two Trading Days after the date of acceleration (but if such second Trading Day is not a Business Day, prior to the close of business on the Business Day preceding such second Trading
                                   Day) and (ii) in the case of a Price Event
                                   Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the date of acceleration).

Price Event Acceleration........   If on any two consecutive Trading Days during
                                   the period prior to and ending on the third
                                   Business Day immediately preceding the
                                   Maturity Date, the product of the Closing
                                   Price per share of JetBlue Airways Stock and the Exchange Ratio is less than $1.00, the Maturity Date of the SPARQS will be deemed to be accelerated to the third Business Day immediately following such second Trading Day
                                   (the "date of acceleration"). At the current
                                   Exchange Ratio of 0.5, a Price Event
                                   Acceleration will occur if the Closing Price per share of JetBlue Airways Stock is less than $2.00 for two consecutive Trading Days.
                                   See "--Exchange Ratio" below. Upon such
                                   acceleration, with respect to the $14.15 principal amount of each SPARQS, we will deliver to DTC, as holder of the SPARQS, on the date of acceleration:

                                        o    a number of shares of JetBlue
                                             Airways Stock at the then current
                                             Exchange Ratio; and

                                        o    accrued but unpaid interest to but
                                             excluding the date of acceleration
                                             plus an amount of cash, as
                                             determined by the Calculation
                                             Agent, equal to the sum of the
                                             present values of the remaining
                                             scheduled payments of interest on
                                             the SPARQS (excluding any portion
                                             of such payments of interest
                                             accrued to the date of
                                             acceleration) discounted to the
                                             date of acceleration at the yield
                                             that would be applicable to a
                                             non-interest bearing, senior
                                             unsecured debt obligation of ours
                                             with a comparable term.

                                   We expect such shares and cash will be
                                   distributed to investors on the date of
                                   acceleration in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement. The present value of each remaining scheduled payment will be based on the comparable yield that we would pay on a non-interest bearing, senior unsecured debt obligation having a maturity equal to the term of each such remaining scheduled payment, as determined by the Calculation Agent.

                                   Investors will not be entitled to receive the return of the $14.15 principal amount of each SPARQS upon a Price Event Acceleration.

No Fractional Shares............   Upon delivery of the SPARQS to the Trustee at
                                   maturity, we will deliver the aggregate
                                   number of shares of JetBlue Airways Stock due with respect to all of such SPARQS, as described above, but we will pay cash in lieu of delivering any fractional share of JetBlue
                                   Airways Stock in an amount equal to the
                                   corresponding fractional Closing Price of such fraction of a share of JetBlue Airways
                                   Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of the SPARQS.

Exchange Ratio..................   0.5, subject to adjustment for certain
                                   corporate events relating to JetBlue Airways.
                                   See "--Antidilution Adjustments" below.

Closing Price...................   The Closing Price for one share of JetBlue
                                   Airways Stock (or one unit of any other
                                   security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                        o    if JetBlue Airways Stock (or any
                                             such other security) is listed or
                                             admitted to trading on a national
                                             securities exchange, the last
                                             reported sale price, regular way,
                                             of the principal trading session on
                                             such day on the principal United
                                             States securities exchange
                                             registered under the Securities
                                             Exchange Act of 1934, as amended
                                             (the "Exchange Act"), on which
                                             JetBlue Airways Stock (or any such
                                             other security) is listed or
                                             admitted to trading,

                                        o    if JetBlue Airways Stock (or any
                                             such other security) is a security
                                             of the Nasdaq National Market (and
                                             provided that the Nasdaq National
                                             Market is not then a national
                                             securities exchange), the Nasdaq
                                             official closing price published by
                                             The Nasdaq Stock Market, Inc. on
                                             such day, or

                                        o    if JetBlue Airways Stock (or any
                                             such other security) is not listed
                                             or admitted to trading on any
                                             national securities exchange and is
                                             not a security of the Nasdaq
                                             National Market but is included in
                                             the OTC Bulletin Board Service (the
                                             "OTC Bulletin Board") operated by
                                             the National Association of
                                             Securities Dealers, Inc. (the
                                             "NASD"), the last reported sale
                                             price of the principal trading
                                             session on the OTC Bulletin Board
                                             on such day.

                                   If JetBlue Airways Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of JetBlue Airways Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for JetBlue Airways Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for JetBlue Airways Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day.....................   A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the AMEX, the Nasdaq National
                                   Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or
Certificated Note...............   Book  Entry. The SPARQS will be issued in the
                                   form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the SPARQS. Your beneficial interest in the SPARQS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the SPARQS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of
                                   Securities--Global Securities--Registered
                                   Global Securities" in the accompanying
                                   prospectus.

Senior Note or Subordinated
Note............................   Senior

Trustee.........................   JPMorgan Chase Bank (formerly known as The
                                   Chase Manhattan Bank)

Agent...........................   MS & Co.

Calculation Agent...............   MS & Co.

                                   All determinations made by the Calculation
                                   Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee, and us.

                                   All calculations with respect to the Exchange Ratio and Call Price for the SPARQS will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to the Call Price resulting from such calculations will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded to .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS will be rounded to the nearest cent, with one-half cent rounded upward.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the SPARQS, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or determining any Closing Price or whether a Market Disruption Event has occurred or calculating the amount payable to you in the event of a Price Event Acceleration. See "--Antidilution Adjustments" and "--Market Disruption Event" below and "--Price Event Acceleration" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments........   The Exchange Ratio will be adjusted as
                                   follows:

                                   1. If JetBlue Airways Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of JetBlue Airways Stock.

                                   2. If JetBlue Airways Stock is subject (i) to a stock dividend (issuance of additional shares of JetBlue Airways Stock) that is given ratably to all holders of shares of JetBlue Airways Stock or (ii) to a distribution of JetBlue Airways Stock as a result of the triggering of any provision of the corporate charter of JetBlue Airways, then once the dividend has become effective and JetBlue Airways Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of JetBlue Airways Stock and (ii) the prior Exchange Ratio.

                                   3. If JetBlue Airways issues rights or
                                   warrants to all holders of JetBlue Airways
                                   Stock to subscribe for or purchase JetBlue
                                   Airways Stock at an exercise price per share less than the Closing Price of JetBlue Airways Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the SPARQS, then the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of JetBlue Airways Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of JetBlue Airways

                                   Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of JetBlue Airways Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of JetBlue Airways Stock which the aggregate offering price of the total number of shares of JetBlue Airways Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                   4. There will be no adjustments to the
                                   Exchange Ratio to reflect cash dividends or other distributions paid with respect to JetBlue Airways Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends. "Extraordinary
                                   Dividend" means each of (a) the full amount per share of JetBlue Airways Stock of any cash dividend or special dividend or distribution that is identified by JetBlue Airways as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by JetBlue Airways as an extraordinary or special dividend or distribution) distributed per share of JetBlue Airways Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of JetBlue Airways Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of JetBlue Airways Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in JetBlue Airways Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of JetBlue Airways Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to JetBlue Airways Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to JetBlue Airways Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of
                                   (i) the prior Exchange Ratio and (ii) a
                                   fraction, the numerator of which is the Base
                                   Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a

                                   Reference Basket Event as described in clause
                                   (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on JetBlue Airways Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                   5. Any of the following shall constitute a Reorganization Event: (i) JetBlue Airways Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by JetBlue Airways, (ii) JetBlue Airways has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) JetBlue Airways completes a statutory exchange of securities with another corporation (other than pursuant to clause
                                   (ii) above), (iv) JetBlue Airways is
                                   liquidated, (v) JetBlue Airways issues to all of its shareholders equity securities of an issuer other than JetBlue Airways (other than in a transaction described in clause (ii),
                                   (iii) or (iv) above) (a "spinoff stock") or
                                   (vi) JetBlue Airways Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of JetBlue Airways Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), the amount payable upon exchange at maturity with respect to the $14.15 principal amount of each SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                      (a) if JetBlue Airways Stock continues to be outstanding, JetBlue Airways Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

                                      (b) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for JetBlue Airways Stock where JetBlue Airways is not the surviving entity, the number of shares of the New Stock received with respect to one share of JetBlue Airways Stock multiplied by the Exchange Ratio for JetBlue Airways Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

                                      (c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the "Non-Stock Exchange Property"),

                                         (i) if the combined value of the amount
                                         of Non-Stock Exchange Property received
                                         per share of JetBlue Airways Stock, as
                                         determined by the Calculation Agent in
                                         its sole discretion on the effective
                                         date of such Reorganization Event (the
                                         "Non-Stock Exchange Property Value"),
                                         by holders of JetBlue Airways Stock is
                                         less than 25% of the Closing Price of
                                         JetBlue Airways Stock on the Trading
                                         Day immediately prior to the effective
                                         date of such Reorganization Event, a
                                         number of shares of JetBlue Airways
                                         Stock, if applicable, and of any New
                                         Stock received in connection with such
                                         Reorganization Event, if applicable, in
                                         proportion to the relative Closing
                                         Prices of JetBlue Airways Stock and any
                                         such New Stock, and with an aggregate
                                         value equal to the Non-Stock Exchange
                                         Property Value multiplied by the
                                         Exchange Ratio in effect for JetBlue
                                         Airways Stock on the Trading Day
                                         immediately prior to the effective date
                                         of such Reorganization Event, based on
                                         such Closing Prices, in each case as
                                         determined by the Calculation Agent in
                                         its sole discretion on the effective
                                         date of such Reorganization Event; and
                                         the number of such shares of JetBlue
                                         Airways Stock or any New Stock
                                         determined in accordance with this
                                         clause (c)(i) will be added at the time
                                         of such adjustment to the Exchange
                                         Ratio in subparagraph (a) above and/or
                                         the New Stock Exchange Ratio in
                                         subparagraph (b) above, as applicable,
                                         or

                                         (ii) if the Non-Stock Exchange Property
                                         Value is equal to or exceeds 25% of the
                                         Closing Price of JetBlue Airways Stock
                                         on the Trading Day immediately prior to
                                         the effective date relating to such
                                         Reorganization Event or, if JetBlue
                                         Airways Stock is surrendered
                                         exclusively for Non-Stock Exchange
                                         Property (in each case, a "Reference
                                         Basket Event"), an initially
                                         equal-dollar weighted basket of three
                                         Reference Basket Stocks (as defined
                                         below) with an aggregate value on the
                                         effective date of such Reorganization
                                         Event equal to the Non-Stock Exchange
                                         Property Value multiplied by the
                                         Exchange Ratio in effect for JetBlue
                                         Airways Stock on the Trading Day
                                         immediately prior to the effective date
                                         of such Reorganization Event. The
                                         "Reference Basket Stocks" will be the
                                         three stocks with the largest market
                                         capitalization among the stocks that
                                         then comprise the S&P 500 Index (or, if
                                         publication of such index is
                                         discontinued, any successor or
                                         substitute index selected by the
                                         Calculation Agent in its sole
                                         discretion) with the
                                         same primary Standard Industrial
                                         Classification Code ("SIC Code") as
                                         JetBlue Airways; provided, however,
                                         that a Reference Basket Stock will not
                                         include any stock that is subject to a
                                         trading restriction under the trading
                                         restriction policies of Morgan Stanley
                                         or any of its affiliates that would
                                         materially limit the ability of Morgan
                                         Stanley or any of its affiliates to
                                         hedge the SPARQS with respect to such
                                         stock (a "Hedging Restriction");
                                         provided further that if three
                                         Reference Basket Stocks cannot be
                                         identified from the S&P 500 Index by
                                         primary SIC Code for which a Hedging
                                         Restriction does not exist, the
                                         remaining Reference Basket Stock(s)
                                         will be selected by the Calculation
                                         Agent from the largest market
                                         capitalization stock(s) within the same
                                         Division and Major Group classification
                                         (as defined by the Office of Management
                                         and Budget) as the primary SIC Code for
                                         JetBlue Airways. Each Reference Basket
                                         Stock will be assigned a Basket Stock
                                         Exchange Ratio equal to the number of
                                         shares of such Reference Basket Stock
                                         with a Closing Price on the effective
                                         date of such Reorganization Event equal
                                         to the product of (a) the Non-Stock
                                         Exchange Property Value, (b) the
                                         Exchange Ratio in effect for JetBlue
                                         Airways Stock on the Trading Day
                                         immediately prior to the effective date
                                         of such Reorganization Event and (c)
                                         0.3333333.

                                   Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the amount payable upon exchange at maturity with respect to the $14.15 principal amount of each SPARQS will be the sum of:

                                        (x)  if applicable, JetBlue Airways
                                             Stock at the Exchange Ratio then in
                                             effect; and

                                        (y)  if applicable, for each New Stock,
                                             such New Stock at the New Stock
                                             Exchange Ratio then in effect for
                                             such New Stock; and

                                        (z)  if applicable, for each Reference
                                             Basket Stock, such Reference Basket
                                             Stock at the Basket Stock Exchange
                                             Ratio then in effect for such
                                             Reference Basket Stock.

                                   In each case, the applicable Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be determined by the Calculation
                                   Agent on the third Trading Day prior to the scheduled Maturity Date.

                                   For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraphs 4 or 5 above, (i) references to "JetBlue Airways Stock" under "--No Fractional Shares," "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "JetBlue Airways Stock" shall be deemed to refer to the Exchange Property into which the SPARQS are thereafter exchangeable and references to a "share" or "shares" of JetBlue Airways Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                   If a Reference Basket Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                   No adjustment to any Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be required unless such
                                   adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the scheduled Maturity Date.

                                   No adjustments to the Exchange Ratio or
                                   method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the Closing Price of JetBlue Airways Stock, including, without limitation, a partial tender or exchange offer for JetBlue Airways Stock.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Ratio, any New Stock Exchange Ratio or Basket Stock Exchange Ratio or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide
                                   information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any investor in the SPARQS.

Market Disruption Event.........   "Market Disruption Event" means, with respect
                                   to JetBlue Airways Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of JetBlue Airways
                                      Stock on the primary market for JetBlue
                                      Airways Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for JetBlue Airways Stock as a result of which the reported trading prices for JetBlue Airways Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to JetBlue Airways Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the SPARQS.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (i) a
                                   limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (iii) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission (the "Commission") of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                   (iv) a suspension of trading in options
                                   contracts on JetBlue Airways Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to JetBlue Airways Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to JetBlue Airways Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange
  Calculation in Case of an
  Event of Default..............   In case an event of default with respect to
                                   the SPARQS shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per SPARQS upon any acceleration of the SPARQS (an "Event of Default
                                   Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the lesser of (i) the product of (x) the Closing Price of JetBlue Airways
                                   Stock (and/or the value of any Exchange
                                   Property) as of the date of such acceleration and (y) the then current Exchange Ratio and
                                   (ii) the Call Price calculated as though the date of acceleration were the Call Date (but in no event less than the Call Price for the first Call Date), in each case plus accrued but unpaid interest to but excluding the date of acceleration; provided that if we have called the SPARQS in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each SPARQS equal to the Call Price for the Call Date specified in our notice of mandatory exchange, plus accrued but unpaid interest to but excluding the date of acceleration.

JetBlue Airways Stock;
  Public Information............   JetBlue Airways Corporation is a low-fare,
                                   low-cost passenger airline that serves
                                   point-to-point routes in the United States.
                                   JetBlue Airways Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.
                                   20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W.,
                                   Washington, D.C. 20549, at prescribed rates.
                                   In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by JetBlue Airways pursuant to the Exchange Act can be located by reference to Commission file number 0-49728. In addition, information regarding JetBlue Airways may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the SPARQS offered hereby and does not relate to JetBlue Airways Stock or other securities of JetBlue Airways. We have derived all disclosures contained in this pricing supplement regarding JetBlue Airways from the publicly available documents described in the preceding paragraph. In connection with the offering of the SPARQS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to JetBlue Airways. Neither we nor the Agent makes any representation that such publicly available documents or any other publicly available information regarding JetBlue Airways is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of JetBlue Airways Stock (and therefore the price of JetBlue Airways Stock at the time we priced the SPARQS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning JetBlue Airways could affect the value received at maturity with respect to the SPARQS and therefore the trading prices of the SPARQS.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of JetBlue Airways Stock.

                                   We and/or our affiliates may presently or from time to time engage in business with JetBlue Airways, including extending loans to, or making equity investments in, JetBlue Airways or providing advisory services to JetBlue Airways, such as merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to JetBlue Airways, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to JetBlue Airways, and the reports may or may not recommend that investors buy or hold JetBlue Airways Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the SPARQS under the securities laws. As a prospective purchaser of SPARQS, you should undertake an independent investigation of JetBlue Airways as in your judgment is appropriate to make an informed decision with respect to an investment in JetBlue Airways Stock.

Historical Information..........   The following table sets forth the published
                                   high and low Closing Prices of JetBlue
                                   Airways Stock during 2002 (from the time of its initial public offering in April 2002), 2003 and 2004 through May 21, 2004. The
                                   Closing Price of JetBlue Airways Stock on May
                                   21, 2004 was $28.30. We obtained the Closing
                                   Prices and other information below from
                                   Bloomberg Financial Markets, without
                                   independent verification. You should not take the historical prices of JetBlue Airways
                                   Stock as an indication of future performance.
                                   The price of JetBlue Airways Stock may
                                   decrease so that at maturity you will receive an amount of JetBlue

                                   Airways Stock worth less than the principal amount of the SPARQS. We cannot give you any assurance that the price of JetBlue Airways Stock will increase so that at maturity you will receive an amount of JetBlue Airways Stock worth more than the principal amount of the SPARQS. To the extent that the Closing Price at maturity of shares of JetBlue Airways Stock at the Exchange Ratio is less than the Issue Price of the SPARQS and the shortfall is not offset by the coupon paid on the SPARQS, you will lose money on your investment.

                                                               High       Low
                                                              ------    -------
                                   (CUSIP 477143101)
                                   2002
                                   Second Quarter............ $ 24.22   $ 18.67
                                   Third Quarter.............   21.18     16.17
                                   Fourth Quarter............   18.64     13.40
                                   2003
                                   First Quarter.............   19.71     15.88
                                   Second Quarter............   28.19     18.17
                                   Third Quarter.............   41.42     27.95
                                   Fourth Quarter............   46.85     25.86
                                   2004
                                   First Quarter.............   28.92     20.60
                                   Second Quarter
                                     (through May 21, 2004)..   29.19     24.32

                                   JetBlue Airways has not paid dividends on JetBlue Airways Stock to date. We make no representation as to the amount of dividends, if any, that JetBlue Airways will pay in the future. In any event, as an investor in the SPARQS, you will not be entitled to receive dividends, if any, that may be payable on JetBlue Airways Stock.

Use of Proceeds and Hedging.....   The net proceeds we receive from the sale of
                                   the SPARQS will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the SPARQS through one or more of our subsidiaries. The original issue price of the SPARQS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                   On the date of this pricing supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the SPARQS by taking positions in JetBlue Airways Stock. Such purchase activity could potentially have increased the price of JetBlue Airways Stock, and, accordingly, potentially have increased the issue price of the SPARQS and, therefore, the price at which JetBlue Airways Stock must close before you would receive at maturity an amount of JetBlue Airways Stock worth as much as or more than the principal amount of the SPARQS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the SPARQS by purchasing and selling JetBlue Airways Stock, options contracts on JetBlue Airways Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of JetBlue Airways Stock and, therefore, adversely affect the value of the SPARQS or the payment you will receive at maturity or upon any acceleration of the SPARQS.

Supplemental Information
  Concerning Plan of
  Distribution..................   Under the terms and subject to the conditions
                                   contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of SPARQS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the SPARQS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original
                                   Issue Date. The Agent may allow a concession not in excess of $.23 per SPARQS to other dealers. After the initial offering of the SPARQS, the Agent may vary the offering price and other selling terms from time to time.

                                   We expect to deliver the SPARQS against
                                   payment therefor in New York, New York on May 28, 2004, which will be the fifth Business Day following the date of this pricing supplement and of the pricing of the SPARQS. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade SPARQS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the SPARQS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                   In order to facilitate the offering of the SPARQS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the SPARQS or JetBlue Airways Stock. Specifically, the Agent may sell more SPARQS than it is obligated to purchase in connection with the offering, creating a naked short position in the SPARQS for its own account. The Agent must close out any naked short position by purchasing the SPARQS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the SPARQS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, SPARQS or JetBlue Airways Stock in the open market to stabilize the price of the SPARQS. Any of these activities may raise or maintain the market price of the SPARQS above independent market levels or prevent or retard a decline in the market price of the SPARQS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of SPARQS. See "--Use of Proceeds and Hedging" above.

ERISA Matters for Pension Plans
  and Insurance Companies.......   Each fiduciary of a pension, profit-sharing
                                   or other employee benefit plan subject to the Employee Retirement Income Security Act of
                                   1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the SPARQS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of
                                   ERISA and would be consistent with the
                                   documents and instruments governing the Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the SPARQS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the SPARQS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or
                                   Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the SPARQS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the SPARQS may not be purchased or held by any

                                   Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the SPARQS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either
                                   (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the SPARQS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the SPARQS.

                                   In addition to considering the consequences of holding the SPARQS, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the SPARQS should also consider the possible implications of owning JetBlue Airways Stock upon exchange of the SPARQS at maturity. Purchasers of the SPARQS have exclusive responsibility for ensuring that their purchase and holding of the SPARQS do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
  Taxation......................   The following summary is based on the advice
                                   of Davis Polk & Wardwell, our special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S.
                                   federal income tax consequences to initial investors in the SPARQS that purchase the SPARQS at the Issue Price and that will hold the SPARQS as capital assets within the meaning of Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S.
                                   federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (e.g., taxpayers who are not U.S.
                                   Holders, as defined below, certain financial institutions, tax-exempt organizations, dealers and certain traders in options or securities, partnerships or other entities classified as partnerships, or persons who hold a SPARQS as a part of a hedging transaction, straddle, conversion or other integrated transaction). As the law applicable to the U.S. federal income taxation of instruments such as the SPARQS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                   General

                                   Pursuant to the terms of the SPARQS, we and every investor in the SPARQS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a SPARQS for all tax purposes as an investment unit consisting of the following components (the "Components"): (i) a terminable contract (the "Terminable Forward Contract") that (a) requires an investor in a SPARQS (subject to the Morgan Stanley Call Right) to purchase, and us to sell, for an amount equal to $14.15 (the "Forward Price"), JetBlue Airways Stock at maturity and (b) allows us, upon exercise of the Morgan Stanley Call Right, to terminate the Terminable Forward Contract by returning to an investor the Deposit (as defined below) and paying to an investor an amount of cash equal to the difference between the Call Price and the Deposit; and (ii) a deposit with us of a fixed amount of cash, equal to the Issue Price, to secure the investor's obligation to purchase JetBlue Airways Stock (the "Deposit"), which Deposit bears a quarterly compounded yield of 2.2177% per annum, which yield is based on our cost of borrowing. Under this characterization, less than the full quarterly payments on the SPARQS will be attributable to the yield on the Deposit. Accordingly, the excess of the quarterly payments on the SPARQS over the portion of those payments attributable to the yield on the Deposit will represent payments attributable to the investors' entry into the Terminable Forward Contract (the "Contract Fees"). Furthermore, based on our determination of the relative fair market values of the Components at the time of issuance of the SPARQS, we will allocate 100% of the Issue Price of the SPARQS to the Deposit and none to the Terminable Forward Contract. Our allocation of the Issue Price among the Components will be binding on investors in the SPARQS, unless an investor timely and explicitly discloses to the IRS that its allocation is different from ours. The treatment of the SPARQS described above and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the SPARQS or instruments similar to the SPARQS for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the SPARQS. Due to the absence of authorities that directly address instruments that are similar to the SPARQS, Tax Counsel is unable to render an opinion as to the proper U.S. federal income tax characterization of the SPARQS. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the SPARQS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the SPARQS (including alternative characterizations of the SPARQS) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

                                   U.S. Holders

                                   As used herein, the term "U.S. Holder" means an owner of a SPARQS that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   Tax Treatment of the SPARQS

                                   Assuming the characterization of the SPARQS and the allocation of the Issue Price as set forth above, Tax Counsel believes that the following U.S. federal income tax consequences should result.

                                   Quarterly Payments on the SPARQS. To the extent attributable to the yield on the Deposit, quarterly payments on the SPARQS will generally be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed above, any excess of the quarterly payments over the portion thereof attributable to the yield on the Deposit will be treated as Contract Fees. Although the U.S. federal income tax treatment of Contract Fees is uncertain, we intend to take the position, and the following discussion assumes, that any Contract Fees with respect to the SPARQS constitute taxable income to a U.S. Holder at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

                                   Tax Basis. Based on our determination set forth above, the U.S. Holder's tax basis in the Terminable Forward Contract will be zero, and the U.S. Holder's tax basis in the Deposit will be 100% of the Issue Price.

                                   Settlement of the Terminable Forward
                                   Contract. Upon maturity of the Terminable
                                   Forward Contract, a U.S. Holder would,
                                   pursuant to the Terminable Forward Contract, be deemed to have applied the Forward Price toward the purchase of JetBlue Airways Stock, and the U.S. Holder would not recognize any gain or loss with respect to any JetBlue Airways Stock received. With respect to any cash received upon maturity (other than in respect of any accrued interest on the Deposit and any accrued Contract Fees), a U.S. Holder would recognize gain or loss. The amount of such gain or loss would be the extent to which the amount of such cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss would generally be capital gain or loss, as the case may be.

                                   With respect to any JetBlue Airways Stock received upon maturity, the U.S. Holder would have an adjusted tax basis in the JetBlue Airways Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and JetBlue Airways Stock should be based on the amount of the cash received (excluding cash in respect of any accrued interest on the Deposit and any accrued Contract Fees) and the relative fair market value of JetBlue Airways Stock received, as of the Maturity Date. The holding period for any JetBlue Airways Stock received would start on the day after the maturity of the SPARQS. Although the matter is not free from doubt, the occurrence of a Reorganization Event will not cause a taxable event to occur with respect to the Terminable Forward Contract.

                                   Price Event Acceleration. Although the tax consequences of a Price Event Acceleration are uncertain, we intend to treat a Price Event Acceleration as (i) the repayment by us of the Deposit for a price equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Terminable Forward Contract through the delivery by the U.S. Holder to us of the Forward Price in exchange for (a) shares of JetBlue Airways Stock and (b) cash equal to the present value of the portion of the remaining scheduled payments on the SPARQS (from and including the date of acceleration) that is attributable to Contract Fees. We will also pay cash representing unpaid interest on the Deposit and unpaid Contract Fees that accrued up to but excluding the date of acceleration.

                                   Assuming the characterization of the Price
                                   Event Acceleration described above, a U.S.
                                   Holder would, with respect to the price paid by us to repay the Deposit, recognize capital gain or loss equal to the difference between such amount and the U.S. Holder's basis in the Deposit which difference, in the case of an initial investor, would be equal to the present value of the portion of remaining scheduled payments on the SPARQS attributable to the interest on the Deposit. In general, the tax treatment of the settlement of the Terminable Forward Contract upon a Price Event Acceleration would be the same as described above under

                                   "--Settlement of the Terminable Forward
                                   Contract." However, the tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the SPARQS that is attributable to Contract Fees is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce the basis a U.S. Holder would have in JetBlue Airways Stock received, or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under "--Settlement of the Terminable Forward Contract." U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Terminable Forward Contract upon a Price Event Acceleration.

                                   Any cash received with respect to accrued interest on the Deposit and any accrued Contract Fees will be taxed as described under "--Quarterly Payments on the SPARQS" above.

                                   Sale, Exchange or Early Retirement of the
                                   SPARQS. Upon a sale or exchange of a SPARQS prior to the maturity of the SPARQS, upon the retirement of a SPARQS prior to maturity pursuant to the Morgan Stanley Call Right or upon the occurrence of an Event of Default Acceleration, a U.S. Holder would recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, retirement or occurrence and the U.S. Holder's tax basis in the SPARQS so sold, exchanged or retired. Any such gain or loss would generally be capital gain or loss, as the case may be. Such U.S. Holder's tax basis in the SPARQS would generally equal the U.S. Holder's tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest payments on the Deposit, which would be taxed as described under "--Quarterly Payments on the SPARQS" above. It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Fees. U.S. Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Fees upon the sale, exchange or retirement of a SPARQS.

                                   Possible Alternative Tax Treatments of an
                                   Investment in the SPARQS

                                   Due to the absence of authorities that
                                   directly address the proper characterization of the SPARQS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a SPARQS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                   If the IRS were successful in asserting that the Contingent Payment Regulations applied to the SPARQS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a "comparable yield" on the Issue Price. In addition, a U.S. Holder would recognize income upon maturity of the SPARQS to the extent that the value of JetBlue Airways Stock and cash (if any) received exceeded the adjusted issue price. Furthermore, any gain realized with respect to the SPARQS would generally be treated as ordinary income.

                                   Even if the Contingent Payment Regulations do not apply to the SPARQS, other alternative U.S. federal income tax characterizations or treatments of the SPARQS are also possible, and if applied could also affect the timing and the character of the income or loss with respect to the SPARQS. It is possible, for example, that a SPARQS could be treated as constituting an "open transaction" with the result that the quarterly payments on the SPARQS might not be accounted for separately as giving rise to income to U.S. Holders. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the SPARQS.

                                   Backup Withholding and Information Reporting

                                   Backup withholding and information reporting may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

                                                                         Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of November 30, 2004, March 1, 2005 and June 15, 2005 (the scheduled Maturity Date) based on the following terms:

     o    Original Issue Date: May 28, 2004

     o Interest Payment Dates: September 15, 2004, December 15, 2004, March 15, 2005 and the Maturity Date

     o Yield to Call: 34% per annum (computed on the basis of a 360-day year of twelve 30-day months)

     o    Issue Price: $14.15 per SPARQS

     o    Interest Rate: 10% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 34% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                             1
         Discount Factor = -------, where x is the number of years from the
                           1.34(x) Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

     o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

          o For example, the present value of all of the interest payments for the hypothetical Call Date of November 30, 2004 is $.6399 ($.3856 + $.2543).

     o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

          o For example, for the hypothetical Call Date of November 30, 2004, the present value of the Call Price is $13.5101 ($14.15 - $.6399).

     o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

          o For the hypothetical Call Date of November 30, 2004, the Call Price is therefore $15.6646, which is the amount that if paid on November 30, 2004 has a present value on the Original Issue Date of $13.5101, based on the applicable Discount Factor.

                                      o o o

The Call Prices calculated in the following tables are based upon the terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual Call Date.

                                                   Call Date of November 30, 2004
                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                             Accrued                                                                      of Cash
                                               but                      Total        Days                                 Received
                                             Unpaid                      Cash        from     Years from     Discount   on Payment
                               Interest     Interest                   Received    Original    Original     Factor at     Date at
 Payment          Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Date               Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
 -------          -----------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
 May 28, 2004         $14.15        --            --             --          --          0       .00000      100.000%           --
September 15, 2004        --  $  .4206            --             --    $  .4206        107       .29722       91.669%     $  .3856
Call Date (November
   30, 2004)              --        --      $  .2948             --    $  .2948        182       .50556       86.246%     $  .2543
Call Date (November
   30, 2004)              --        --            --       $15.6646    $15.6646        182       .50556       86.246%     $13.5101

Total amount received on the Call Date: $15.9594                                                               Total:     $14.1500

Total amount received over the term of the SPARQS: $16.3800

----------------
1 The Call Price of $15.6646 is the dollar amount that has a present value of $13.5101, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 34% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $14.15.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and
                       1.34(x) including the applicable payment date.

                                                     Call Date of March 1, 2005
                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                              Accrued                                                                      of Cash
                                                but                      Total        Days                                 Received
                                              Unpaid                      Cash        from     Years from     Discount   on Payment
                                Interest     Interest                   Received    Original    Original     Factor at     Date at
 Payment           Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Date                Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
 -------           -----------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
May 28, 2004           $14.15        --            --             --          --          0        .00000      100.000%          --
September 15, 2004         --  $  .4206            --             --    $  .4206        107        .29722       91.669%    $  .3856
December 15, 2004          --  $  .3538            --             --    $  .3538        197        .54722       85.201%    $  .3014
Call Date (March 1,
  2005)                    --                $  .2987             --    $  .2987        273        .75833       80.096%    $  .2392
Call Date (March 1,
  2005)                    --        --            --       $16.5099    $16.5099        273        .75833       80.096%    $13.2238

Total amount received on the Call Date: $16.8086                                                                  Total:   $14.1500

Total amount received over the term of the SPARQS: $17.5830

----------------

1 The Call Price of $16.5099 is the dollar amount that has a present value of $13.2238, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 34% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $14.15.

2    Based upon a 360-day year of twelve 30-day months.

                         1
3    Discount Factor = ------, where x is Years from Original Issue Date to and
                       1.34(x) including the applicable payment date.

                                    Call Date of June 15, 2005 (Maturity Date)
                                                                                                                         Present
                                                                                                                         Value at
                                                                                                                         Original
                                                                                                                        Issue Date
                                             Accrued                                                                      of Cash
                                               but                      Total        Days                                 Received
                                             Unpaid                      Cash        from     Years from     Discount   on Payment
                               Interest     Interest                   Received    Original    Original     Factor at     Date at
 Payment          Issue Price  Payments    Received on   Call Price   on Payment     Issue    Issue Date      Yield        Yield
  Date               Paid      Received     Call Date    Received(1)     Date       Date(2)  (Days(2)/360)  to Call(3)    to Call
 -------          -----------  --------    -----------   -----------  ----------   --------  -------------  ----------  ----------
May 28, 2004          $14.15)        --            --             --          --          0        .00000    100.000%        --
September 15, 2004         --  $  .4206            --             --    $  .4206        107        .29722     91.669%      $  .3856
December 15, 2004          --  $  .3538            --             --    $  .3538        197        .54722     85.201%      $  .3014
March 15, 2005             --  $  .3538            --             --    $  .3538        287        .79722     79.190%      $  .2802
Call Date (June 15,
  2005)                    --        --      $  .3538             --    $  .3538        377       1.04722     73.603%      $  .2604
Call Date (June 15,
  2005)                    --        --            --       $17.5569    $17.5569        377       1.04722     73.603%      $12.9224

Total amount received on the Call Date: $17.9107                                                               Total:      $14.1500

Total amount received over the term of the SPARQS: $19.0389

----------------
1 The Call Price of $17.5569 is the dollar amount that has a present value of $12.9224, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 34% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $14.15.

2    Based upon a 360-day year of twelve 30-day months.

                          1
3    Discount Factor = -------, where x is Years from Original Issue Date to and
                       1.34(x)  including the applicable payment date.